Exhibit 5.1

WARSHAW BURSTEIN, LLP 575 Lexington Avenue New York, NY 10022 Telephone: 212-984-7700 www.wbny.com

April 26, 2022

Nexalin Technology, Inc.

1776 Yorktown, Suite 550

Houston, Texas 77056

Re:	Registration Statement on Form S-1 (SEC File No.: 333-261989)

Ladies and Gentlemen:

We have acted as special counsel to Nexalin Technology, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of: (i) 1,500,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”) and 1,500,000 Common Stock purchase warrants (“Warrants”), each Warrant entitling the holder to acquire one share of Common Stock; and (ii) up to 225,000 additional Shares and 225,000 Warrants (collectively, the “Over-Allotment Securities”) for which the underwriters have been granted an over-allotment option; and (iii) all Common Stock issuable upon exercise of the Warrants; and (iv) an underwriter’s warrant (“Underwriter’s Warrant”) to acquire up to 138,000 shares of Common Stock granted to Maxim Group LLC, the representative of the underwriters.

The Shares and Warrants will be sold by the Company pursuant to an underwriting agreement to be entered into by and between the Company and Maxim Group LLC (the “Underwriting Agreement”). The Warrants will be issued and sold pursuant to the terms of the Warrant Agreement, filed as an exhibit to the Registration Statement between the Company and Continental Stock Transfer & Trust Company as warrant agent ( the “Warrant Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Shares.

WARSHAW BURSTEIN, LLP

Nexalin Technology, Inc.

April 26, 2022

As such counsel, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction of the Company’s Amended Certificate of Incorporation and Bylaws, the Warrant Agreement, and such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters material to this opinion without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and the laws of the State of New York, and we express no opinion with respect to any other laws. In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, we are of the opinions that:

1. The Shares and Warrants and Over-Allotment Securities have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. The Underwriter’s Warrant has been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company and delivered by the Company against payment therefor upon exercise of the Underwriter’s Warrant in accordance with the terms therein, will be valid and legally binding obligations of the Company.

3. The Shares (including any Shares in the Over-Allotment Securities) have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

4. The Warrants (including any Warrants in the Over-Allotment Securities) have been duly authorized by the Company and, provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold in the manner contemplated by the Registration Statement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The Common Stock underlying the Warrants (including any Warrants in the Over-Allotment Securities) have been duly authorized and, when issued and delivered by the Company in accordance with the terms therein and the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable.

WARSHAW BURSTEIN, LLP

Nexalin Technology, Inc.

April 26, 2022

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Warshaw Burstein, LLP
WARSHAW BURSTEIN. LLP